Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Vical Incorporated:

We consent to the use of our report dated February 6, 2004, with respect to the statements of operations, stockholders’ equity, and cash flows of Vical Incorporated for the year ended December 31, 2003, incorporated by reference herein and to the reference of our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, California

January 12, 2007